FOURTH AMENDMENT

TO

GAS SALE AND PURCHASE AGREEMENT

BETWEEN

HILCORP ALASKA, LLC

AND

CHUGACH ELECTRIC ASSOCIATION, INC.

CEA-13-AMENDED

Effective Date: December 31, 2019

Delivery Commencement Date: April 1, 2020

Termination Date: March 31, 2028

Hilcorp Alaska, LLC, and Chugach Electric Association, Inc.

Fourth Amendment to GSPA CEA-13 effective December 31, 2019

Page ii

FOURTH AMENDMENT TO GAS SALE AND PURCHASE AGREEMENT

This FOURTH AMENDMENT TO GAS SALE AND PURCHASE AGREEMENT (“Fourth Amendment”) is made by Hilcorp Alaska, LLC, a Delaware limited liability company (“Seller”), with offices located at 3800 Centerpoint Drive, Suite 100, Anchorage, Alaska 99503-5826, and Chugach Electric Association, Inc., an Alaska nonprofit electric cooperative corporation (“Buyer”), with offices located at 5601 Electron Drive, Anchorage, Alaska 99518-1074, collectively referred to as “Parties” and individually as “Party,” dated as of December 31, 2019 (the “Effective Date”).

RECITALS

A.

The Parties have entered into that certain Gas Sale and Purchase Agreement (“Agreement’') dated as of July 1, 2013, and numbered for the Parties’ convenience as CEA-13. Buyer filed the Agreement with the RCA on July 12, 2013, in Docket TA377-8. The Agreement was approved by the RCA by Letter Order No. L1300429 dated September 10, 2013, in Docket TA377-8.

B.

The Parties have amended the Agreement three times. The First Amendment to the Gas Sale and Purchase Agreement (“First Amendment”') was dated as of August 1, 2014. Buyer filed the First Amendment with the RCA on August 27, 2014, Tariff Advise No. 391-8. The First Amendment was approved by the RCA by Letter Order No. Ll400406 dated September 15, 2014. The Second Amendment to the Gas Sale and Purchase Agreement (“Second Amendment”) was dated as of May 1, 2015. Buyer filed the Second Amendment with the RCA on March 11, 2015, in Tariff Advise No. 401-8. The Second Amendment was approved by the RCA by Letter Order No. Ll500220 dated April 20, 2015. The Third Amendment to the Gas Sale and Purchase Agreement (“Third Amendment”) was dated as of August 1, 2015. Buyer filed the Third Amendment with the RCA on July 23, 2015, in Tariff Advice No. 408-8. The Third Amendment was approved by the RCA by Letter Order No. L1500442 dated September 8, 2015.

C.	The Parties desire to provide for additional gas purchases and sales under the Agreement in accordance with the terms of this Fourth Amendment.

AGREEMENT

1.	DEFINITIONS & INTERPRETATION

Section 1.1 is amended to modify the following definitions:

“Monthly Additional Option Gas”  is defined in Section 2.3(A)(6).

“Contract Year” is defined in the table in Section 2.3(A)(1).

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Fourth Amendment to GSPA CEA-13 effective December 31, 2019

“Nomination Cycle” means four-hour segments throughout each 24-hour day (six such segments), beginning at midnight (0:00) and ending at 23:59.

“Termination Date” means March 31, 2028.

(b)Section 1.1 is amended to add the following definition:

“Scheduled CINGSA Outage” means a scheduled period during which CINGSA is unable to receive and inject or withdraw and deliver Gas, which are anticipated to be two periods each year during the Term, occurring for one week in each of the Spring and the Fall of each year.

“Scheduled CINGSA Outage Adjusted Maximum Rate” is defined in Section 2.10 of this Fourth Amendment.

2.	GAS SALES

(a)	Section 2.3(A)(1) for Contract Years of Firm Gas sales is hereby deleted and replaced in its entirety as follows:

(1)	The Annual Contract Quantities under this Agreement are as follows:

Contract Year	Dates	Annual Contract Quantity (MMcf)
1	01/01/15 through 12/31/15	2,427.25
2	01/01/16 through 12/31/16	5,215.50
3	01/01/17 through 12/31/17	7,975.25
4	01/01/18 through 03/31/18	2,009.25
5	04/01/18 through 3/31/19	6,935
6	04/01/19 through 03/31/20	6,259
7	04/01/20 through 03/31/21	5,840
8	04/01/21 through 03/31/22	5,840
9	04/01/22 through 03/31/23	5,840

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Fourth Amendment to GSPA CEA-13 effective December 31, 2019

10	04/01/23 through 03/31/24	3,660
11	04/01/24 through 03/31/25	3,650
12	04/01/25 through 03/31/26	3,650
13	04/01/26 through 03/31/27	3,650
14	04/01/27 through 03/31/28	3,660

(b)	Section 2.3(A)(4) of the Third Amendment is deleted in its entirety and the following is inserted in its place:

(4)

Without limiting Buyer’s rights pursuant to Sections 2.3(A)(2) or 2.3(A)(3), Buyer may, by notice per Section 13.1 to Seller on or before October 1, 2021, increase the Average Daily Contract Quantity for each of Contract Years 10 through 14 by up to an additional 5.0 MMcfpd in each such Contract Year.

If Buyer provides notice as set forth in this Section 2.3(A)(4), then the Average Daily Contract Quantity, the Monthly Contract Quantities and the Annual Contract Quantity in the applicable Contract Year(s) shall be amended as provided in such notice.

(c)Section 2.3(A)(5) is deleted in its entirety and the following is inserted in its place:

(5)Without limiting Buyer’s rights pursuant to Sections 2.3(A)(2), 2.3(A)(3), 2.3(A)(4) or 2.3(E), with respect to each of Contract Year 6 through Contract Year 14, by notice to Seller from time-to-time, Buyer may purchase up to 2.0 MMcfpd of Gas on a Firm basis and at the then-applicable Base Load Gas Price, such purchase to be effective for the Day(s) for which such notice is given, and which purchase shall not increase, decrease or otherwise affect the applicable Annual Contract Quantity, Monthly Contract Quantity or Average Daily Contract Quantity applicable to the Contract Year, Month or Day during which such purchase is made. To purchase up to an additional 2.0 MMcfpd pursuant to this Section 2.3(A)(5), (i) Buyer must notify Seller no later than three (3) Days prior to the Day such Gas is first to be delivered and (ii) such purchase must be for no fewer than seven (7) consecutive Days.

(d)Section 2.3(A) is amended by adding a new subsection (6) as follows:

(6)Without limiting Buyer’s rights pursuant to Sections 2.3(A)(2), 2.3(A)(3), 2.3(A)(4), 2.3(A)(5) or 2.3(E), with respect to each of

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Fourth Amendment to GSPA CEA-13 effective December 31, 2019

Contract Year 7 through Contract Year 14, by notice to Seller from time-to-time, Buyer may purchase up to 150 MMcf of Gas at the then-applicable Base Load Gas Price to be sold and purchased over a monthly period (“Monthly Additional Optional Gas”). Purchases of Monthly Additional Optional Gas shall: (i) require fourteen (14) Days prior notice to Seller; (ii) be for a volume not less than 35 MMcf per month; (iii) be delivered during the applicable Month at a schedule mutually agreed upon by the Parties; (iv) be Firm for sales and purchases made during the months of April through November and be interruptible for sales and purchases made during the months of December through March; and (v) shall not increase, decrease or otherwise affect the applicable Annual Contract Quantity, Monthly Contract Quantity or Average Daily Contract Quantity applicable to the Contract Year, Month or Day during which such purchase is made. For clarity, Seller may request the flexibility to deliver this gas at various rates for each Nomination Cycle throughout each day, depending upon operational issues for each day.

(c)	Section 2.3(B) for the Average Daily Contract Quantity for the additional Contract Years is hereby deleted and replaced in its entirety as follows:

(B)Average Daily Contract Quantity:  The Average Daily Contract Quantity during each Contract Year shall be as set forth in the following chart:

Contract Year	Dates	Average Daily Contract Quantity (MMcfd)
1	01/01/15 through 12/31/15	6.650
2	01/01/16 through 12/31/16	14.250
3	01/01/17 through 12/31/17	21.850
4	01/01/18 through 03/31/18	22.325
5	04/01/18 through 3/31/19	19.000
6	04/01/19 through 03/31/20	17.100
7	04/01/20 through 03/31/21	16.000
8	04/01/21 through 03/31/22	16.000
9	04/01/22 through 03/31/23	16.000
10	04/01/23 through 03/31/24	10.000

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Fourth Amendment to GSPA CEA-13 effective December 31, 2019

Contract Year	Dates	Average Daily Contract Quantity (MMcfd)
11	04/01/24 through 03/31/25	10.000
12	04/01/25 through 03/31/26	10.000
13	04/01/26 through 03/31/27	10.000
14	04/01/27 through 03/31/28	10.000

(f)Section 2.3(E) is deleted in its entirety and the following is inserted in its place:

(E)Should Buyer desire to purchase Gas (other than such higher volumes as Buyer may request on a Day-by-Day basis under Section 2.3(C)(1)(b) and other than Emergency Load Gas under Section 2.3(D)) in addition to the Annual Contract Quantity, Buyer in its sole discretion may submit a request to Seller for Discretionary Gas and Seller in its sole discretion may agree to provide Discretionary Gas. An agreement to purchase and sell Discretionary Gas shall be confirmed by the Parties using a form substantially as set forth in Exhibit D. All such Discretionary Gas (i) may be Firm or interruptible, as mutually agreed by the Parties, (ii) shall be sold at a price not to exceed the Base Load Gas Price applicable at the time of delivery, (iii) shall be considered sales in addition to other Gas sold under this Agreement, (iv) shall not be included in the Annual Contract Quantity, the Average Daily Contract Quantity, the Daily Contract Quantity, or the Monthly Contract Quantity, and (v) shall be included in the monthly calculation of the amount due from Buyer to Seller as provided in Section 7.1(B)(4), and (vi) shall be shown as a separate line item on the monthly invoice as provided in Section 8.1(A).

(g)Section 2.8 is deleted in its entirety and the following is inserted in its place:

2.8Gas Reserves Opinion and Development Plans.

(A)Annually on or before May 31, Seller shall deliver to Buyer an opinion letter from the Engineer regarding Seller’s Gas Reserves. The Engineer’s fees and expenses shall be paid by Seller. The letter must be based on sound geologic, economic, and other data, and must be consistent with sound engineering principles. The letter must conclude that Seller’s Gas Reserves

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Fourth Amendment to GSPA CEA-13 effective December 31, 2019 are sufficient to meet Seller’s obligations to deliver Annual Contract Quantity each Year during the then-remaining Term, assuming reasonable and prudent operations.

(B)If requested by Buyer, Seller shall make an oral presentation to Buyer outlining Seller’s Gas Reserves development plans in an annual meeting between the Parties which shall take place annually on or before June 30. Buyer will take reasonable steps to preserve the confidentiality of all information received by Buyer from Seller or disclosed by Seller to Buyer under this Section 2.8.

(h)Section 2 is amended by adding a new Section 2.10 to read as follows:

2.10Scheduled CINGSA Outages.

(A)

During any Scheduled CINGSA Outage, Seller and Buyer shall work together to balance the receipt and deliveries of Gas to (i) maximize Buyer’s ability to purchase and receive Gas hereunder and (ii) minimize changes in the Continuous Rates between Days during such Scheduled CINGSA Outage. Without limiting the generality of the foregoing, during any Scheduled CINGSA Outage, Seller shall sell and deliver to Buyer, and Buyer shall purchase and receive from Seller, load-following Gas on a Firm basis, subject to 2.10(B).

(B)If Buyer’s load-following Gas purchases due to a Scheduled CINGSA Outage cause its purchases on a Day to exceed the sum of (i) the Average Daily Contract Quantity for such Day plus (ii) up to 7.0 MMcfpd (for such Day, the “Scheduled CINGSA Outage Adjusted Maximum Rate”), then (a) for all Gas up to the Scheduled CINGSA Outage Maximum Rate, deliveries shall be made on a Firm basis and (b) for all Gas in excess of the Scheduled CINGSA Outage Adjusted Maximum Rate, deliveries shall be made on an interruptible basis.

(C)If Buyer’s load-following Gas purchases due to a Scheduled CINGSA Outage cause its purchases on a Day to be less than the Average Daily Contract Quantity for such Day, then the Parties shall use commercially reasonable efforts to reschedule purchases of Gas intended but unable to be made during the applicable Scheduled CINGSA Outage to occur within the applicable month and in any event within thirty (30) Days after the end of such Scheduled CINGSA Outage, in each case at a rate that each Party is capable of delivering and receiving, as applicable.

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Fourth Amendment to GSPA CEA-13 effective December 31, 2019

7.SALES PRICE; COST ALLOCATION; STATE’S ROYALTY SHARE.

(a)Section 7.1(A) for the Sales Price for Contract Years is deleted in its entirety and replaced as follows:

Contract Year	Dates	Base Load Gas Price (Dollars per Mcf)	Swing Load Gas Price (Dollars per Mcf)	Emergency Load Gas Price (Dollars per Mcf)
1	01/01/15-12/31/15	7.13	8.91	10.70
2	01/01/16-12/31/16	7.42	9.28	11.13
3	01/01/17-12/31/17	7.72	9.65	11.58
4	01/01/18-03/31/18	8.03	10.04	12.04
5	04/01/18-03/31/19	7.35	9.19	11.02
6	04/01/19-03/31/20	7.50	9.37	11.25
7	04/01/20-03/31/21	7.49	7.49	7.49
8	04/01/21-03/31/22	7.55	7.55	7.55
9	04/01/22-03/31/23	7.61	7.61	7.61
10	04/01/23-03/31/24	7.69	7.69	7.69
11	04/01/24-03/31/25	7.78	7.78	7.78
12	04/01/25-03/31/26	7.86	7.86	7.86
13	04/01/26-03/31/27	7.95	7.95	7.95
14	04/01/27-03/31/28	8.04	8.04	8.04

15.MISCELLANEOUS.

(a)Agreement Remains in Force: Except as otherwise provided in this Fourth Amendment, (i) the terms and conditions of the Agreement remain in full force and effect, and (ii) the definitions set forth in the Agreement apply to this Fourth Amendment.

(b)Approvals:  It is a condition precedent to the effectiveness of this Fourth Amendment that it has received the approval of Buyer’s Board of Directors (“Board Approval”) and RCA Approval (as defined below), as follows:

(i)Buyer intends to obtain Board Approval by December 18, 2019; and

(ii)Buyer will use commercially reasonable efforts to obtain RCA Approval of this Fourth Amendment. Seller shall have no responsibility to take any action or incur any cost to obtain regulatory approval of this Fourth Amendment. If the RCA issues an order that approves (conditionally or otherwise) this Fourth Amendment and imposes terms and conditions or modifications unacceptable to Buyer to Seller, each as determined in its sole and absolute discretion, Buyer or Seller may terminate this Fourth Amendment upon written notice to the other Party, such termination to take effect on the date outlined in any such written notice of termination. Buyer intended to submit

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Fourth Amendment to GSPA CEA-13 effective December 31, 2019 a filing requesting RCA Approval by December 31, 2019. If RCA Approval has not been obtained by the date that is six (6) months from the date that Buyer submits such filing, either Party may terminate this Fourth Amendment upon notice to the other Party, such termination to take effect on the date outlined in any such written notice of termination.

“RCA Approval” will be deemed to have occurred on the date that an RCA order approving the Fourth Amendment without conditions or modifications unacceptable to the Parties becomes final and is not subject to further reconsideration or appeal or on such other date as may be mutually agreed by the Parties in writing.

(c)Valuation of State’s Royalty Share.  Pursuant to AS 38.05.180(aa) and (bb), within thirty (30) Days after the execution of this Fourth Amendment, Seller shall submit a written request to the Department of Natural Resources to enter into an agreement with Seller to accept the price for the Gas established in this Agreement for each of Contract Year 10 through Contract Year 14 as the value of the State of Alaska's royalty share of Gas production sold by Seller in each of Contract Year 10 through Contract Year 14. The Parties shall use reasonable efforts and shall cooperate with one another and the State in seeking the State's approval of the request.

(d)Confidentiality: Each Party will keep this Fourth Amendment and any information, documents or materials produced for used in relation to this Fourth Amendment (col1ectively, “Transaction Information”') confidential and will not disclose such Transaction Information to any third party, except (1) to contractors, subcontractors and consultants and their respective employees, servants or agents actively engaged in the preparation for the performance, or the actual performance, of the Fourth Amendment; (2) to the auditors, legal advisers, insurers and affiliates of that Party, to whom this confidentiality obligation will extend,  (3) where the Party is under a legal or regulatory obligation to make such disclosure (including, with respect to Buyer, in relation to obtaining RCA Approval, and, with respect to Seller, in relation to obtaining the agreement of Department of Natural Resources regarding  the valuation of the State's royalty share),  but limited to the extent of that legal obligation, or (4) with the prior written consent of the other Party.  “Transaction Information” shall not include any information that is in the public domain, or which hereafter becomes in the public domain through no fault of a Party, as (without limitation) through a filing by Buyer with the RCA.

(e)Counterparts: This Fourth Amendment may be executed by the Parties in any number of counterparts and on separate counterparts, including electronic transmittals, each of which when so executed will be deemed an original, but all such counterparts, when taken together, will constitute but one and the same Fourth Amendment. In the event one Party executes the Fourth Amendment, and the other Party does not execute the Fourth Amendment within ten (10) Days of the first Party's execution, the execution of the Fourth Amendment by the first Party will be deemed null and void.

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Fourth Amendment to GSPA CEA-13 effective December 31, 2019

Exhibit B.Delivery Points and Delivery Point Meters.

Exhibit B of the Agreement is hereby amended to add the following Delivery Point:

11.Kenai Beluga Pipeline Title Transfer

[Signatures on following page]

Hilcorp Alaska, LLC, and Chugach Electric Association, Inc.

Fourth Amendment to GSPA CEA-13 effective December 31, 2019

IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment effective as of the date set forth in the preamble.

HILCORP ALASKA, LLC	CHUGACH ELECTRIC ASSOCIATION, INC.
Signature:	Signature:
/s/ Greg Lalicker	/s/ Brian J. Hickey
Name: Greg Lalicker	Name: Brian J. Hickey
Title: CEO	Title: COO
Date: 12/30/19	Date: 12-20-19

Hilcorp Alaska, LLC, and Chugach Electric Association, Inc.

Fourth Amendment to GSPA CEA-13 effective December 31, 2019